SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 15, 2016 (the “Effective Date”), VASCO Data Security International, Inc. (the “Company”) appointed Scott Clements (“Executive”) as the Company’s President and Chief Operating Officer. Executive and Company amended Executive’s Employment Agreement, dated December 1, 2015, with the Company (as amended, the “Employment Agreement”) to reflect such appointment. Prior to his appointment as President and Chief Operating Officer, Executive was the Executive Vice President and Chief Strategy Officer of the Company. The initial term of Executive’s employment under the Employment Agreement continues until December 1, 2017, with automatic renewals on each anniversary of such date for successive one-year terms, unless terminated by the other party at least six months prior to termination of the then term.

The Employment Agreement provides for an initial base salary of $365,000 per year, subject to adjustment in accordance with the Company’s normal practice for executive salary review from time to time. During the term of employment Executive will also participate in the Annual Bonus Plan (as defined in the Employment Agreement). During 2016 Executive was granted a target bonus under the Annual Bonus Plan equal to 80% of his base salary.

During the term of employment Executive will also participate in the Company’s 2009 Equity Incentive Plan (the “Plan”). On December 1, 2015, Executive was awarded $600,000 of the Company’s common stock under the Plan, valued as of market closing on the date of the grant, and vesting in equal semi-annual installments over 4 years following such date. For 2016, Executive was granted under the Plan (a) a restricted stock grant for three hundred sixty five thousand dollars ($365,000) of the Company’s common stock, valued as of market closing on the date of grant, to be earned based upon the Company achieving performance targets for 2016 established by the Compensation Committee of the Board of Directors, and if earned, would vest 25% upon the Committee’s determination that such performance targets were achieved, and 25% on each of the subsequent anniversaries of the date of such grant (the “2016 One Year Performance Grant”) and (b) a restricted stock grant for three hundred sixty five thousand dollars ($365,000) of the Company’s common stock, valued as of market closing on the date of grant, which would be earned based upon the Company achieving three year cumulative performance targets for 2016, 2017, and 2018 established by the Committee, and if earned, would vest 100% upon the Committee’s determination that such performance target was achieved (“2016 Three Year Performance Grant”).

Executive will also be eligible to participate on substantially the same basis as the Company’s other senior executive officers in any other employee benefit plan offered by the Company.

Executive’s employment may be terminated by the Company with or without Cause (as defined in the Employment Agreement) by giving written notice to Executive designating an immediate or future termination date. If the Company terminates Executive’s employment without Cause (as defined in the Employment Agreement), or Executive terminates his employment for Good Reason (as defined in the Employment Agreement), the Company shall pay Executive his base salary and benefits through the termination date and executive shall be eligible to receive (i) 6 months of Executive’s then current Base Salary, (ii) 50% of his target bonus under the Annual Bonus Plan for the current year in which Executive’s employment terminates, or if such target has not been established for such current year, the most recently established target bonus under such plan, and (iii) awards payable, if any, under the Plan.

If contemporaneous with or within 18 months after a Change in Control (as defined in the Plan) (a) the Company terminates Executive’s employment without Cause or (b) Executive terminates his employment for Good Reason, then, Executive will be eligible to receive (i) 6 months of Executive’s then current Base Salary, (ii) 50% of his target bonus under the Company’s Annual Bonus Plan for the current year in which Executive’s employment terminates, or if such target has not been established for such current year, the most recently established target bonus under such plan, and (iii) awards payable, if any, under the Plan.

The Employment Agreement provides that, during the term of his employment and for the 12-month period following termination for any reason (the “Restricted Period”), Executive will not have an ownership interest in or become employed or engaged by, or otherwise participate in or render services to, any business or enterprise within North America, Central America, South America, the Caribbean, Europe, the Middle East, Africa, India, the Australian continent and Asia (the “Geographical Area”) that engages in any data security business or any other business engaged in by the Company. The Employment Agreement also provides that, during the Restricted Period, Executive shall not (i) solicit for employment, hire or engage, or attempt to solicit for employment, hire or engage, any person who is or was employed by the Company within the six month period prior to the date of solicitation, hire or engagement, or (ii) otherwise interfere with the relationship between any such person and the Company. Further, the Employment Agreement prohibits Executive from inducing or attempting to induce any customer, distributor, agent, licensor, licensee, contractor, vendor or other business relation that was doing business with the Company or any of its subsidiaries to reduce or cease doing business with the Company or any of its subsidiaries or otherwise interfere with the relationship between the Company or any of its subsidiaries and such entity.

Executive is 54 years old. Since December 1, 2015, Executive has been the Executive Vice President and Chief Strategy Officer of the Company. Prior to joining the Company, he was employed by Tyco International for eleven years. He most recently served as the Corporate Senior Vice President, Business Development of Tyco, where he focused on technology acquisitions. Executive previously served as President of Tyco Retail Solutions and also as Tyco’s Chief Technology Officer. Executive earned his bachelor’s degree in chemical engineering and advanced process control from The Ohio State University, and holds an M.B.A. in finance and corporate strategy from the University of Michigan.

Executive will be succeeding Jan Valcke who has retired from the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement, effective as of December 1, 2015, by and between VASCO Data Security International, Inc. and Scott Clements, and Amendment No. 1 to Employment Agreement, effective as of November 15, 2016.

10.2	Award Agreement for Restricted Shares, dated as of December 1, 2015, by and between VASCO Data Security International, Inc. and Scott Clements.

10.3	Award Agreement for Performance Shares, dated as of January 4, 2016, by and between VASCO Data Security International, Inc. and Scott Clements,

99.1	Press Release dated November 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2016	VASCO Data Security International, Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer